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                                                                  EXHIBIT 23.04

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Unit Instruments, Inc. of our report dated July 17, 1998 appearing on page 21 of the Unit Instruments, Inc. Annual Report on Form 10-K for the year ended May 31, 1998. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data."

/s/ PricewaterhouseCoopers LLP
Costa Mesa, California

December 16, 1998